Exhibit 99.1

NEWS RELEASE

LML REPORTS PROFITABLE RESULTS FOR BOTH
FOURTH QUARTER AND FISCAL YEAR 2012

VANCOUVER, BC, June 18, 2012 — LML PAYMENT SYSTEMS INC. (NASDAQ: LMLP), a leading payments technology provider of financial payment solutions for e-commerce and traditional businesses, reports results for its fourth quarter and fiscal year ended March 31, 2012.

Q4

Revenue for the three months ended March 31, 2012 was $10.7 million.  Gross profit was $5.4 million or 50%.  Income before taxes was $3.5 million.  Net income was $2.3 million or $0.09 per share, and net cash flow from operating activities for the three months was approximately $2.75 million.

Fiscal Year

Revenue for the year ended March 31, 2012 was $34.9 million.  Gross profit was $17.6 million or 50%.   Income before taxes was $11 million and net income was $6.7 million or $0.24 per share.

Fiscal Year Highlights

•	Transaction Payment Processing business segment revenue increases over 28%

•	Added 3,000 customers; Total customer base increases to over 13,000

•	New products developed for transaction security, multi-currency processing and mobile payment services initiatives

•	All three business segments (Transaction Payment Processing, Check Processing and Intellectual Property Licensing) made profitable contributions

•	Settled litigation with all remaining defendants in both Eastern District of Texas cases, generating non-recurring Intellectual Property Licensing revenue of $14.4 million

“An ever expanding market opportunity and quickly developing technologies are allowing for, and in fact driving, unprecedented innovation and change in the payments industry.  Our Transaction Payment Processing segment continued its impressive growth march, once again expanding revenue by close to 30%, while increasing our customer base by over 3,000 merchants.  Innovation was no stranger to us – we developed new products in transaction security with our tokenization product and with multi-currency tools created our global transaction service and, finally, we developed what we believe is the most comprehensive mobile payment service in the country.  Transaction volumes increased across the board as we processed over $8 billion in transaction volume.  Our check operations carried out their own innovation and continued to make a profitable contribution and we completed the monetization of our intellectual property positioning ourselves to create and support even more innovation and growth in the future,” said Patrick H. Gaines, Chief Executive Officer of LML.

Conference Call
Management will host a conference call tomorrow at 1:30pm Pacific Time (4:30pm Eastern Time) to discuss these results.  To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator’s instruction.  If you are calling from the United States or Canada, please dial 1-800-269-0310.   International callers please dial 303-223-2680.

If you are unable to join the call, an audio recording of the call will be available on our website at www.lmlpayment.com.

Cont’d…

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its subsidiaries Beanstream Internet Commerce Inc. in Canada and LML Payment Systems Corp. in the U.S., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses.  We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LML’s actual results include, among others, the impact, if any, of share-based payment charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect LML’s financial results is included in LML’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, LML undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Cont’d…

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(In U.S. Dollars, except share data)
(Unaudited)

	Years ended March 31,

	2012	2011

REVENUE	$34,916,802	$47,160,490
COSTS OF REVENUE	17,268,762	22,781,971
GROSS PROFIT	17,648,040	24,378,519

OPERATING EXPENSES
General and administrative	4,546,970	4,632,066
Sales and marketing	1,079,567	1,161,156
Product development and enhancement	1,168,973	723,030
INCOME BEFORE OTHER INCOME (EXPENSES) AND INCOME TAXES	10,852,530	17,862,267

Foreign exchange gain (loss)	56,892	(205,472)
Other expense	-	(5,549)
Interest income	128,863	48,330
INCOME BEFORE INCOME TAXES	11,038,285	17,699,576

Income tax expense
Current	4,023,193	5,203,025
Deferred	287,377	2,497,586
	4,310,570	7,700,611

NET INCOME	$6,727,715	$9,998,965

OTHER COMPREHENSIVE INCOME
Unrealized foreign exchange (loss) gain on translation of foreign operations	(120,946)	244,469

TOTAL COMPREHENSIVE INCOME	$6,606,769	$10,243,434

EARNINGS PER SHARE, basic	$0.24	$0.37
EARNINGS PER SHARE, diluted	$0.23	$0.36

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING,
Basic	28,213,961	27,342,799
Diluted	29,123,877	27,844,113

Cont’d

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMETNS OF FINANCIAL POSITION
(In U.S. Dollars)
(Unaudited)

	March 31,	March 31,	April 1,
	2012	2011	2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$26,783,754	$26,917,491	$5,804,752
Funds held for merchants	9,485,182	7,164,420	5,084,752
Short-term investments	3,290,393	-	-
Restricted cash	175,000	175,000	175,000
Accounts receivable, less allowance of $27,397 (2011: $28,152; April 1, 2010: $31,463)	1,602,485	1,103,529	799,584
Corporate taxes receivable	373,939	101,162	1,072,930
Prepaid expenses	331,361	266,066	416,507
Total current assets	42,042,114	35,727,668	13,338,536

Property and equipment, net	121,496	163,222	219,580
Patents	120,457	287,877	455,304
Restricted cash	258,095	262,644	255,247
Deferred tax assets	809,951	1,189,747	3,687,333
Goodwill	17,874,202	17,874,202	17,874,202
Other intangible assets	3,720,037	4,215,187	4,710,337
Other assets	20,796	21,041	20,641

Total assets	$64,967,148	$59,741,588	$40,561,180

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$720,666	$702,820	$836,274
Accrued liabilities	1,445,490	1,390,847	1,040,443
Corporate taxes payable	465,044	4,796,157	-
Funds due to merchants	9,485,182	7,164,420	5,804,752
Current portion of obligations under finance lease	2,460	2,460	11,195
Current portion of deferred revenue	1,371,096	1,420,228	1,325,983
Total current liabilities	13,489,938	15,476,932	9,018,647

Obligations under finance lease	4,920	7,380	9,840

Deferred revenue	-	935,979	2,155,162

Total liabilities	13,494,858	16,420,291	11,183,649

EQUITY

Capital stock
Class A, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-	-
Class B, preferred stock, $1.00 CDN par value, 150,000,000 shares authorized, issuable in series, none issued or outstanding	-	-	-
Common shares, no par value, 100,000,000 shares authorized, 28,246,684 issued and outstanding (2011: 28,127,184; April 1, 2010: 27,241,408)	53,918,912	53,557,276	50,152,385

Contributed surplus	10,001,594	8,819,006	7,987,727
Warrants	113,662	113,662	649,500
Deficit	(12,835,486)	(19,563,201)	(29,562,166)
Accumulated other comprehensive income	273,608	394,554	150,085
Total equity	51,472,290	43,321,297	29,377,531

Total liabilities and equity	$64,967,148	$59,741,588	$40,561,180

Cont’d

LML PAYMENT SYSTEMS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. Dollars)
(Unaudited)

	Years ended March 31,

	2012	2011
OPERATING ACTIVITIES:
Net income	$6,727,715	$9,998,965
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	104,750	124,070
Amortization of intangible assets	662,570	662,576
Share-based payments	1,317,384	1,451,685
Deferred taxes	287,377	2,497,586
Foreign exchange loss (gain)	889	(3,592)

Changes in non-cash operating working capital
Accounts receivable	(526,469)	(262,848)
Corporate taxes receivable	(275,606)	1,002,041
Prepaid expenses	(68,083)	154,307
Accounts payable and accrued liabilities	107,042	170,393
Corporate taxes payable	(4,236,314)	4,796,157
Deferred revenue	(978,571)	(1,133,735)
Net cash provided by operating activities	3,122,684	19,457,605

INVESTING ACTIVITIES:
Acquisition of short-term investments	(3,294,525)	-
Acquisition of property and equipment	(65,002)	(63,473)
Net cash used in investing activities	(3,359,527)	(63,473)

FINANCING ACTIVITIES:
Principal payments on finance leases	(2,460)	(11,047)
Proceeds from exercise of stock options	226,840	1,126,648
Proceeds from exercise of warrants	-	1,122,000
Net cash provided by financing activities	224,380	2,237,601

Effects of foreign exchange rate changes on cash and cash equivalents	(121,274)	215,995

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(133,737)	21,847,728

Cash and cash equivalents, beginning of year	26,917,491	5,069,763

Cash and cash equivalents, end of year	$26,783,754	$26,917,491

Cash and cash equivalents consist of:
Cash	$24,908,396	$22,091,702
Money market fund	109,988	109,905
Commercial paper	1,765,370	4,715,884
	$26,783,754	$26,917,491

CONTACTS:

Patrick H. Gaines - CEO	Investor Relations
(640) 689-4440	(800) 888-2260

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